                                                                    EXHIBIT 10.6

                        AGREEMENT OF PURCHASE AND SALE
                            AND ESCROW INSTRUCTIONS
                           (2525 NATOMAS PARK DRIVE)

     This Agreement of Purchase and Sale and Escrow Instructions ("AGREEMENT"), dated for reference purposes as of February 17, 1997, is entered into by and between 2525 NATOMAS INVESTORS, a California limited partnership ("SELLER"), and PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P. , a Delaware limited partnership ("BUYER").

                                   RECITALS

     A. Seller is the owner of approximately 6.14 acres of land located in the City of Sacramento, County of Sacramento, State of California ("LAND"), more particularly described in EXHIBIT "A" hereto and made a part hereof for all
                          -----------
purposes.

     B. The Land has been improved with a three (3) story office building, containing approximately 97,426 of net rentable square feet and related improvements.

     C. Buyer desires to purchase from Seller and Seller desires to sell to Buyer the "PROPERTY" (as hereinafter defined in SECTION 1.8) on the terms and conditions set forth herein.

     D. In conjunction with its purchase of the Property, Buyer is also purchasing the real properties located at the addresses ("ADDITIONAL PROPERTIES") more particularly described in EXHIBIT "B" hereto and made a part
                                            -----------
hereof for all purposes, from the sellers (the "OTHER SELLERS") listed therein pursuant to certain Agreements of Purchase and Sale and Escrow Instructions of even date herewith ("ADDITIONAL PROPERTY AGREEMENTS"), the simultaneous purchase of which shall be a condition concurrent to Buyer's purchase of the Property hereunder.

     NOW, THEREFORE, Seller and Buyer agree as follows:

                                   AGREEMENT

                                   ARTICLE I.

                                   PROPERTY
                                   --------

     Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:

     I.1.   LAND.  The Land;
            ----

     I.2.   APPURTENANCES.  All rights, privileges and easements appurtenant to
            -------------
the Land,
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including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land (to the extent owned by Seller) as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights-of-way or appurtenances, used in connection with the beneficial use and enjoyment of the Land (all of which are collectively referred to as the "APPURTENANCES");

     I.3.   IMPROVEMENTS.  All buildings improvements and fixtures located on
            ------------
the Land, including, without limitation, all fixtures, apparatus, equipment and appliances used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, trash disposal, recreation or other services thereto (all of which are collectively referred to as the "IMPROVEMENTS");

     I.4.   PERSONAL PROPERTY.  All of the personal property owned by Seller
            -----------------
located on or in or used in connection with the Property ("PERSONAL PROPERTY"), including without limitation the items of tangible personal property consisting of all furniture, fixtures, equipment, machinery and other personal property of every kind and nature (excluding cash-on-hand) owned by Seller and located on or used or useful in the operation of the Property, all of which will be assigned pursuant to the Bill of Sale, as hereinafter defined; which Personal Property includes the works of art listed on EXHIBIT "K" ("WORKS OF ART");
                                    -----------

     I.5.   INTANGIBLE PROPERTY.  All of the right, title and interest of Seller
            -------------------
in any intangible personal property owned by Seller and used exclusively in the use and operation of the Improvements, and all warranties or guarantees received by Seller from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alteration of the Improvements, licenses, franchises, permits, tenant lists, advertising materials and other similar rights relating to the use and operation of the Property (all of which are collectively referred to as the "INTANGIBLE PROPERTY"), all of which shall be assigned to Buyer pursuant to the Bill of Sale;

     I.6.   LEASES.  The interest of Seller as landlord under all leases of
            ------
space in the Improvements ("LEASES") in effect on the Closing Date;

     I.7.   SERVICE CONTRACTS.  The interest of Seller under all current design
            -----------------
contracts, space planning contracts, construction contracts, subcontracts and purchase orders, utility contracts, water and sewer service contracts of any nature, maintenance contracts, management contracts, mortgage documents, certificates of occupancy, permits, soils reports, insurance policies, and other contracts or documents of any nature relating to the Property which are to be assigned to Buyer at the Closing ("SERVICE CONTRACTS"). All such Service Contracts approved by Buyer shall be transferred and assigned to Buyer by the Bill of Sale; and

     I.8.   PROPERTY.  All of the items described in SECTIONS 1.1 through 1.7
            --------
above are herein collectively referred to as the "PROPERTY." The items described in SECTIONS 1.1, 1.2 and 1.3 are herein referred to collectively as the "REAL PROPERTY."

                                  ARTICLE II.

                                PURCHASE PRICE
                                --------------

     II.1.  PURCHASE PRICE.
            --------------

     (a) Subject to the provisions of this SECTION 2.1 hereinafter set forth, the purchase price for the Property shall be the sum of Ten Million Two Hundred Thousand and No/100ths Dollars ($10,200,000.00) (the "PURCHASE PRICE"). A portion of the Purchase Price has been allocated to the purchase of the Works of Art in the manner set forth on EXHIBIT "K" attached hereto and made a part
                               -----------
hereof for all purposes.

     (b) The Property is currently encumbered by the lien and provisions of that certain first lien indebtedness and instruments securing same (the "FIRST LIEN DEBT") held by Ausa Life Insurance Company (the "LIEN HOLDER"). The unpaid principal balance of the First Lien Debt is approximately $10,125,000.00 (the "PRINCIPAL BALANCE"). The First Lien Debt is currently in default. The sums which will be due and payable in respect to the First Lien Debt to the Lien Holder on the Closing Date plus the Closing Costs, as hereinafter defined, are expected to exceed the Purchase Price. In such regard, subject Seller's rights to terminate the transaction contemplated hereby as hereinafter provided, Seller shall be responsible for the payment of all sums due the Lien Holder plus the Closing Costs in excess of an amount equal to the Purchase Price plus the NOI. All net operating income ("NOI") generated from the Property from January 1, 1997 (the First Lien Debt having been current as of December 31, 1996) through the Closing Date shall be applied to interest and other costs applicable to the First Lien Debt. The term "NOI" shall mean gross revenues for the period from January 1, 1997 through the Closing Date less operating expenses for such period.

     (c) In the event the sums payable by Seller in accordance with the provisions of subparagraph (b) exceed the sum of $200,000.00, Seller shall have the right to terminate this Agreement, unless Purchaser elects to pay amounts due the Lien Holder plus Closing Costs in excess of the Purchase Price plus the $200,000.00 amount plus the NOI. In the event that Seller terminates this Agreement pursuant to the provisions of this SECTION 2.1, such termination shall not affect the Additional Property Agreements or give the Other Sellers any rights to terminate the Additional Property Agreements.

     (d) The term "AMOUNTS DUE THE LIEN HOLDER" shall mean and include the Principal Balance of the First Lien Debt together with all accrued and unpaid interest thereon, penalties and other interest, costs of collection, including lender's attorney's fees and receivers fees and other sums due under the loan documents evidencing the First Lien Debt. The term "CLOSING COSTS" shall mean transfer taxes, title premiums, escrow charges, miscellaneous charges and attorneys' fees, which sum shall not exceed the sum of $60,000.00. The terms "AMOUNTS DUE THE LIEN HOLDER" or "CLOSING COSTS" shall not include Seller's other costs incurred in connection with the consummation of the transaction contemplated hereby, such as brokerage commissions.

     (e) In the event the amounts due the Lien Holder at Closing, after the application of NOI to the First Lien Debt, are less than the sum of $10,200,000.00, the Purchase Price shall be reduced by an amount equal to difference between the sum of $10,200,000.00 and the sums due the Lien Holder; provided, however in no event shall the Purchase Price be reduced below the sum of $10,000,000.00.

     II.2.  PAYMENT OF PURCHASE PRICE.  The Purchase Price shall be paid by
            -------------------------
Buyer in cash by wire transfer on the Closing Date.

     II.3.  EARNEST MONEY.
            -------------

     (a) Within two (2) business days following the Effective Date, Buyer shall deposit, or cause to be deposited with First American Title Insurance Company, located at 3030 LBJ Freeway, Suite 150, Dallas, Texas 75234; Attn: Jacqueline P. Aul (the "TITLE COMPANY"), in cash, by certified or bank cashier's check made payable to the Title Company, or by a confirmed wire transfer of funds, the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "EARNEST MONEY") in accordance with the terms of that certain letter agreement (the "EARNEST MONEY LETTER") of even date herewith by and between Buyer, the Title Company, Seller and the Other Sellers. The Earnest Money constitutes escrow deposit under this Agreement and the Additional Property Agreements. The Earnest Money shall be held and disbursed in accordance with the terms of the Earnest Money Letter.

     (b) The term "EFFECTIVE DATE" shall mean the date upon which this Agreement and the Additional Property Agreements have been fully executed and delivered by Seller and Buyer and Seller and the Other Sellers, as the case may be and one duplicate original of each has been deposited with the Title Company.

     II.4.  LIQUIDATED DAMAGES.  IN THE EVENT THAT THE SALE OF THE PROPERTY AS
            ------------------
CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT BY BUYER, THROUGH NO FAULT OF SELLER, THE EARNEST MONEY SHALL BE IMMEDIATELY PAID BY TITLE COMPANY, ON BEHALF OF BUYER, TO SELLER AS LIQUIDATED DAMAGES PURSUANT TO THE EARNEST MONEY LETTER. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR SIGNATURES BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES REASONABLE ESTIMATE OF SELLER'S DAMAGES FOR BUYER'S FAILURE TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE ADDITIONAL PROPERTY AGREEMENTS AND AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT OF A DEFAULT BY BUYER; PROVIDED, HOWEVER, NOTHING CONTAINED HEREIN SHALL PRECLUDE (A) SELLER FROM PURSUING ANY REMEDIES SET FORTH IN SECTIONS 8.2, 8.5, 8.6, 11.2 and 11.5 WHICH SURVIVE THE TERMINATION OF THIS AGREEMENT OR (B) THE RECOVERY OF ITS

ATTORNEYS' FEES AND COSTS IN THE PROSECUTION OR DEFENSE OF ANY ACTION BROUGHT UNDER THIS AGREEMENT, IF SELLER IS ENTITLED TO RECEIVE SAME. THE LIQUIDATED DAMAGES SET FORTH HEREIN ABOVE ARE DUPLICATIVE OF AND NOT IN ADDITION TO THE LIQUIDATED DAMAGES SET FORTH IN THE EARNEST MONEY LETTER.

           BUYER: _________________     SELLER: ___________________

                                 ARTICLE III.

                               TITLE TO PROPERTY
                               -----------------

     III.1. TITLE TO REAL PROPERTY.
            ----------------------

            III.1.1. At the Closing, Seller shall convey to Buyer fee simple title to the Real Property, by execution and delivery of a Grant Deed ("DEED") in the form attached hereto as EXHIBIT "C" and made a part hereof for all
                               -----------
purposes.


            III.1.2. On the Closing Date, Buyer shall receive from the Title Company an ALTA Owner's Policy of Title Insurance, in a form to be selected by Buyer, with liability in the full amount of the Purchase Price, insuring fee simple title to the Real Property in Buyer, subject only to exceptions approved by Buyer as provided in SECTION 4.1.1 hereof, together with the following endorsements: (i) an endorsement deleting all general exceptions and deleting exclusions from coverage relating to creditor's rights, (ii) 116.1 (survey),
(iii) 100 (modified), (iv) 123.1 (zoning), (v) 116.4 (contiguity), (vi) 103.7
(access), (vii) 100.29 (mineral rights), (viii) 103.1 (easements) (ix) 103.5 (water rights) and (ix) such other endorsements as may be reasonably requested by Buyer ("TITLE POLICY"). The Title Policy shall provide full coverage against mechanics and material men's liens arising out of the construction, repair or alteration of any of the Improvements or any tenant improvements.

            III.1.3. The Title Company shall obtain, if requested by Buyer and at Buyer's cost, reinsurance agreements from such companies as Buyer may request, which reinsurance agreements shall be in ALTA Facultative Reinsurance Agreement Form (rev. 1961), and shall include direct access agreements, in such amounts and in such form as shall otherwise be satisfactory to Buyer.

     III.2. TITLE TO PERSONAL PROPERTY.  At the Closing, Seller shall transfer
            --------------------------
title to the Personal Property pursuant to the Bill of Sale, in the form of Bill of Sale and Assignment attached as EXHIBIT "D" hereto ("BILL OF SALE") and shall
                                   -----------
further transfer and assign all of Seller's rights in and to any Intangible Property, pursuant to the Bill of Sale, and shall further transfer all of Seller's rights, title and interest in and to the Leases pursuant to the Assignment of Leases (as hereinafter defined). All such title and rights shall be free of any liens, encumbrances or interests of third parties whatsoever.

                                  ARTICLE IV.

                             CONDITIONS TO CLOSING
                             ---------------------

     IV.1.  BUYER'S DUE DILIGENCE CONDITIONS.  For a period beginning on the
            --------------------------------
Effective Date and expiring at 5:00 p.m. on the thirtieth (30th) day thereafter ("CONTINGENCY PERIOD") Buyer, Buyer's agents, contractors, subcontractors, employees and its counsel shall have the right to perform due diligence on the Property pursuant to the terms of this SECTION 4.1 as follows:

            IV.1.1.   APPROVAL OF TITLE. Buyer's approval of the following
                      -----------------
matters relating to the title of the Property:

                      (a  TITLE COMMITMENT.  Buyer shall obtain (i) a title
                          ----------------
     commitment ("COMMITMENT"), by the terms of which the Title Company agrees to issue to Buyer, at Closing, the Title Policy in the amount of the Purchase Price; (ii) a photocopy of all documents ("TITLE DOCUMENTS") describing or evidencing all title exceptions shown on the Commitment; and
     (iii) reports relating to judgment, UCC, and Federal and State tax lien searches regarding the Seller and the Property (collectively, the "REPORTS"), to be obtained by Buyer, but to be paid for by Seller at the Closing.

                      (b  SURVEY.  Buyer shall secure an as-built survey
                          ------
     ("SURVEY") of the Property, prepared by a registered land surveyor, duly licensed in the State and certified to the Title Company and to the Buyer in full ALTA/ASTM form.

                      (c  REVIEW OF SURVEY AND COMMITMENT.
                          -------------------------------

                          (i    As used herein, the term "TITLE OBJECTION
            PERIOD" shall mean a period commencing on the first day following receipt by Buyer of the Survey, the Commitment, the Reports and the Title Documents and ending ten (10) days thereafter. All matters shown on the Survey and exceptions listed in the Commitment or the Reports which are not objected to by Buyer within the Title Objection Period, shall be conclusively deemed to be acceptable to Buyer.

                          (ii   In the event Buyer timely objects to any title
            exception or Survey matter ("TITLE OBJECTION"), Seller may, but shall not be obligated to, cure such Title Objection. Seller shall notify Buyer, within five (5) days following receipt of the Title Objection, of its decision as to whether or not it intends to cure the Title Objection in question. In the event Seller notifies or is deemed to have notified the Buyer that is unable or unwilling to cure any Title Objection, Buyer may at its option (a) terminate this Agreement, or (b) waive the Title Objections in question. The foregoing election shall be made by Buyer in writing within ten (10) days following Seller's notification. If any of the Title Objections consist of delinquent taxes, delinquent assessments, mortgages, deeds of trust, security agreements, construction or mechanics' liens, tax liens or other liens or charges in a fixed sum or capable of computation as a fixed sum, then, to that extent, notwithstanding anything herein to the contrary, Seller shall be obligated to pay and discharge (or bond against in a manner sufficient to cause the Title Company to insure over such Title Objections) any such Title Objections. Bonds and assessments in respect to improvements heretofore made to the Property which are reflected in the Commitment shall not be deemed to be a Title Objection.

                          (iii  Seller hereby agrees that it shall not, after
            the Effective Date, subject the Property to or permit or suffer to exist any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters other than those in existence on the date hereof or seek any zoning changes or take any other action which may affect or modify the status of title without Buyer's prior written consent. Notwithstanding the foregoing, Buyer shall not be required to accept title to the Property subject to any matters which may arise subsequent to the effective date of the Title Commitment, Reports and Survey examined by Buyer during the period described above.

                          (iv   Notwithstanding anything herein to the contrary,
            in any event Buyer's right to terminate this Agreement pursuant to any provision of this SECTION 4.1.1 shall expire upon expiration of the Contingency Period.

                          (v    As used in this Agreement, the term "PERMITTED
            EXCEPTIONS" shall mean all matters either shown on the Survey or listed in the Commitment or the Reports to which Buyer does not raise a Title Objection within the Title Objection Period or, having objected, waives or is deemed to have waived in accordance with the provisions of this SECTION 4.1.1, other than those Title Objections rendering title defeasible and delinquent taxes, mortgages, deeds of trust, security agreements and other liens and charges that are to be paid at Closing as provided above. It is understood and agreed that the Property is being transferred hereunder free and clear of all liens, claims and encumbrances except for the Permitted Exceptions.

                      (d  TERMINATION OF THIS AGREEMENT.  In the event of
                          -----------------------------
     termination of this Agreement pursuant to this SECTION 4.1.1, the Earnest Money shall be returned to Buyer and thereafter neither party shall have any further rights or obligations hereunder.

            IV.1.2.   INSPECTIONS.
                      -----------

                       (a Buyer and Buyer's agents, contractors, subcontractors or employees, shall have the right to conduct any and all inspections, investigations, tests and studies (including, without limitation, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, engineering tests, economic feasibility studies, soils, seismic and geologic reports and environmental testing) with respect to the Property as Buyer may elect to make or maintain. During the Contingency Period, Buyer and its agents and consultants shall have access to: (1) the Property; (2) the tenants for interviews, which interviews shall be coordinated by Seller, with Seller or its representative present if Seller so elects; and
     (3) the books and records relating to the ownership and operation of the Property, for the purpose of making such inspections, tests, copies and verifications as Buyer shall deem reasonably necessary.

                      (b Prior to any entry onto the Property by Buyer's agents, contractors, subcontractors or employees, Buyer shall deliver to Seller a Certificate of Insurance for Buyer's commercial general liability insurance policy which evidences that Buyer is carrying a commercial general liability insurance policy with a financially responsible insurance company (at least A-X in the latest edition of Best's Insurance Guide),
                                                    ----------------------
     covering (i) the activities of Buyer, and Buyer's agents, contractors, subcontractors and employees on or upon the Property, and (ii) Buyer's indemnity obligations set forth in this Agreement. Such Certificate shall evidence that such insurance policy shall have a per occurrence limit (including umbrella) of at least Five Million and no/100 Dollars ($5,000,000.00) and an aggregate limit (including umbrella) of at least Ten Million and no/100 Dollars ($10,000,000.00), shall name Seller as an additional insured, shall be primary and non-contributing with any other insurance available to Seller, shall be issued on an occurrence basis, and shall contain a full waiver of subrogation clause. Seller shall be named as an additional insured under such policy in such Certificate.

                      (c Within five (5) days after Effective Date, Seller shall deliver or cause to be delivered to Buyer at its offices in Sacramento, California, the Due Diligence Documents listed on EXHIBIT "E"
                                                                   -----------
     attached hereto and made a part hereof for all purposes.

            IV.1.3.   AGREEMENTS.  Buyer shall have approved the Leases,
                      ----------
Service Contracts, Personal Property, and all other documents and materials to be delivered to Buyer by Seller pursuant to the provisions of SECTION 4.1.2.

            IV.1.4.   INCOME TAX MATTERS.  Buyer shall have received
                      ------------------
satisfactory opinions from its legal counsel as to income tax matters in connection with the transaction.

            IV.1.5.   AS-BUILT PLANS AND SPECIFICATIONS.  Buyer and its
                      ---------------------------------
architects, engineers and consultants shall have reviewed and approved the "AS-BUILT" plans and specifications pursuant to which the Property was constructed, including the confirmation of the net rentable area of the Property.

            IV.1.6.   PHYSICAL INSPECTION REPORTS.  Buyer shall have obtained
                      ---------------------------
a physical inspection report and an environmental report with respect to the Land (including surrounding areas) and Improvements constituting the Property prepared in accordance with the specifications submitted by Buyer and prepared by third-party specialists selected by Buyer, and Buyer shall then determine in its sole discretion whether it is willing to purchase the Property in the physical and environmental condition set forth in said reports.

            IV.1.7.   FINANCIAL INFORMATION.  Buyer shall have (a) verified to
                      ---------------------
its satisfaction the accuracy of the rent roll (the "RENT ROLL") attached hereto as EXHIBIT "F" and the accuracy of projections and other financial data
          -----------
with respect to the Property which have been delivered to Buyer in the offering,
(b) determine that the creditworthiness of the tenants is within the reasonable financial risk parameters of Buyer, (c) verify that it is willing to accept and be bound by the actual terms of the Leases, and (d) verify that the Property has sufficient automobile parking spaces (including, without limitation, handicap spaces) to comply with the requirements of all governmental authorities and ordinances and all tenant leases.

            IV.1.8.   APPROVAL BY BOARD OF DIRECTORS.  Buyer shall have,
                      ------------------------------
within ten (10) days following the Effective Date, obtained the approval of the Board of Directors (the "Board") of Prentiss Properties Trust, a real estate investment trust, which is a partner in Buyer. In the event the Board fails to approve the transaction contemplated hereby Buyer shall so notify Seller in which event this Agreement along with the Additional Property Agreements shall terminate and the Earnest Money shall be returned to Buyer. The failure to notify Seller of Buyer's election to terminate this Agreement in accordance with the provisions of this SECTION 4.1.8 within such ten (10) day period shall be deemed to be an election on the part of Buyer to waive such contingency.

            IV.1.9.   CONTINGENCY NOTICE.
                      ------------------

            (a) Prior to the expiration of the Contingency Period, Buyer shall deliver to Seller and the Title Company a written notice ("CONTINGENCY NOTICE") of its approval or disapproval of the Property, which shall be subject to Buyer's sole and absolute discretion. In the event that Seller does not receive a Contingency Notice approving the Property by the expiration of the Contingency Period, this Agreement shall be deemed to have been automatically terminated.

            (b) Subject to the provisions of subparagraphs (c) below, the Contingency Notice for the Additional Properties must be consistent with the Contingency Notice for the Property in respect to Buyer's approval or disapproval of the Additional Properties. If the Contingency Notices are inconsistent, this Agreement shall terminate. Buyer or Seller shall have the right to terminate this Agreement pursuant to SECTION 2.1(c) hereof without affecting Buyer's rights of purchase the Additional Properties.

            (c) In the event that the Bannon Investors, one of the Other Sellers under the Additional Property Agreements which owns that certain tract of land known as Tract A, terminates its Additional Property Agreement (the "TRACT A AGREEMENT") in accordance with the provisions of
     SECTION 2.1(c) the Tract A Agreement, Buyer, at its option may elect (i) to terminate this Agreement and the remaining Additional Property Agreements, in which event the Earnest Money shall be returned to Buyer, or (ii) to keep this Agreement, as well as the remaining Additional Property Agreements, in full force and effect, in which event the parties shall consummate the transactions contemplated thereby in accordance with the respective terms and conditions of this Agreement and the remaining Additional Property Agreements.

     IV.2.  APPROVAL BY SELLER'S PARTNERS.  As a condition to Seller's
            -----------------------------
obligations to consummate the transaction contemplated hereby, Seller shall have, within ten (10) days following the Effective Date, obtained the approval of the limited partners and other general partners (the "PARTNERS") of Seller. In the event the Partners fail to approve the transaction contemplated hereby, Seller shall so notify Buyer within such ten (10) day period, in which event this Agreement along with the Additional Property Agreements shall terminate and the Earnest Money shall be returned to Buyer. The failure by Seller to notify Buyer of Seller's election to terminate this Agreement in accordance with the provisions of this SECTION 4.2, within such ten (10) day period, shall be deemed to be an election on the part of Seller to waive such contingency.

     IV.3.  BUYER'S CLOSING CONDITIONS.  The following conditions are for the
            --------------------------
benefit of Buyer and are conditions to the Closing, unless expressly waived by Buyer on or before the Closing Date:

            IV.3.1.   TENANT ESTOPPEL CERTIFICATES.  Seller shall deliver to
                      ----------------------------
Buyer a current estoppel letter substantially in the form attached hereto as EXHIBIT "G" from all tenants of the Property (and other occupants to the extent
-----------
that Seller has the contractual right to require such letters), in the aggregate representing at least ninety percent (90%) of the occupied floor area of the Property. In the event that Seller is unable to obtain an estoppel certificate from any tenant which has leased less than ten thousand (10,000) square feet, Seller shall furnish Buyer with a mutually acceptable, qualified estoppel certificate concerning such Lease executed by Seller. Buyer shall provide Seller with its desired form of estoppel certificates for each tenant on or before twenty (20) days following the Effective Date. In addition, all tenants listed on the Rent Roll or their subtenants occupying in excess of 10,000 square feet of net rentable area will be in "material compliance" with the terms and conditions of their respective leases (except for premises which may not yet be ready for occupancy as the result of new leases or modified leases). The term "MATERIAL COMPLIANCE" shall mean that the tenant is question is not more than thirty (30) days in arrears in the payment of rent due under its lease and/or the tenant in question has not filed for bankruptcy protection under applicable law.

            IV.3.2.   SIMULTANEOUS CLOSING.  The Closing shall be contingent
                      --------------------
upon the simultaneous closing of the Additional Properties, pursuant to the terms and conditions of the Additional Property Agreements. Notwithstanding the foregoing, in the event (a) any of the Additional Property Agreements are terminated as a result of a Seller default, or in accordance with ARTICLE IX of the Additional Property Agreements, Buyer shall have the option, in its sole discretion, to terminate this Agreement and the Earnest Money shall be returned to Buyer or Buyer may waive the simultaneous closing condition and consummate the transaction contemplated herein and (b) the Tract A Agreement is terminated by Buyer or Bannon Investors pursuant to SECTION 2.1(c) thereof, Buyer shall have the right to terminate this

Agreement, in its sole discretion, in which event the Earnest Money shall be returned to Buyer or Buyer may consummate the transaction contemplated herein without regard to such termination.

            IV.3.3.   TITLE INSURANCE.  As of the Closing Date, the Title
                      ---------------
Company shall have issued or shall have committed to issue the Title Policy to Buyer in respect to the Property.

            IV.3.4.   NO MATERIAL CHANGE.  There shall be no material adverse
                      ------------------
change in any of the items approved by Buyer during the Contingency Period, including, without limitation, the physical condition of the Property and title to the Property.

            IV.3.5.   TERMINATION OF AGREEMENTS.  On the Closing Date, all
                      -------------------------
management and leasing agreements with respect to the Property shall be terminated and Seller shall be solely responsible for any termination fees due to the present property manager. In addition, Seller shall deliver full releases from any leasing agents for any and all commissions which may become payable after the Closing Date with respect to any then existing lease whether currently earned or payable by virtue of renewal or expansion options.

            IV.3.6.   DELIVERY OF LEASES/DOCUMENTS.  Buyer shall have received
                      ----------------------------
signed originals or copies, certified by Seller as being true and correct of all leases and contracts, together with all exhibits thereto, and to the extent in Seller's possession or reasonably obtainable all warranties, licenses, permits and agreements, together with all exhibits thereto.

     IV.4.  SELLER'S CLOSING CONDITIONS.  The following conditions are for the
            ---------------------------
benefit of Seller and are conditions to the Closing, unless expressly waived by Seller on or before the Closing Date:

            IV.4.1.   SIMULTANEOUS CLOSING.  The Closing shall be contingent
                      --------------------
upon the simultaneous closing of the Additional Properties, pursuant to the terms and conditions of the Additional Property Agreements, with the exception of the transaction contemplated by the Tract A Agreement.

     IV.5.  FAILURE OF CONDITION TO CLOSE TO ESCROW.  In the event any of the
            ---------------------------------------
conditions set forth in ARTICLE IV are not timely satisfied or waived by the appropriate party benefitting by the conditions in question, for a reason other than the default of Buyer, this Agreement shall, at the option of the party benefitting by the conditions in question, terminate, the Earnest Money shall be returned to Buyer and, except as otherwise provided herein, the parties shall have no further obligations hereunder.

                                  ARTICLE V.

                              CLOSING AND ESCROW
                              ------------------

     V.1.   DEPOSIT WITH THE TITLE COMPANY AND ESCROW INSTRUCTIONS.  Upon
            ------------------------------------------------------
execution of this Agreement, the parties hereto shall deposit one duplicate original of this Agreement with the Title Company and this instrument shall serve as the instructions to the Title Company for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.



     V.2.   CLOSING.
            -------

            V.2.1. The closing hereunder ("CLOSING") shall be held at the offices of the Title Company. The execution and exchange of documents shall take place at the Closing on or before the twentieth (20th) day following the expiration of the Contingency Period ("CLOSING DATE"). Such date may not be otherwise extended without the written approval of both Seller and Buyer.

            V.2.2. In the event the Closing does not occur on or before the Closing Date, the Title Company shall, unless it is notified by both parties to the contrary within ten (10) days after the Closing Date, return to the depositor thereof all documents which may have been deposited hereunder.

     V.3.   DELIVERY BY SELLER TO THE TITLE COMPANY.  Prior to the Closing Date,
            ---------------------------------------
Seller shall deliver to the Title Company:

            (a       The Deed, duly executed and acknowledged by Seller, in
recordable form, and ready for recordation on the Closing Date;

            (b       A certification duly executed by Seller under penalty of
perjury in the form of, and upon the terms set forth in, the Transferor's Certification of Non-Foreign Status ("FIRPTA CERTIFICATE"), setting forth Seller's address and federal tax identification number and certifying that Seller is a "United States Person" and that Seller is not a "foreign person" in accordance with and/or for the purpose of the provisions of Section 7701 and 1445 (as may be amended) of the Internal Revenue Code of 1954, as amended, and any regulations promulgated thereunder. The FIRPTA Certificate shall be in the form attached hereto as EXHIBIT "H";
                        -----------

            (c        An Assignment of Rights, Leases and Security Deposits
("ASSIGNMENT OF LEASES"), in the form of EXHIBIT "I" duly executed by Seller, by
                                         -----------
which Seller shall assign to Buyer all of Seller's interest in the Leases, together with the interest of Seller in security deposits collected and held by Seller to secure the performance of the duties and obligations of tenant under the Leases;

     V.4.   DELIVERY BY SELLER TO BUYER.  On or before the Closing Date, Seller
            ---------------------------
shall deliver to the Title Company, for ultimate delivery to Buyer, the following:

            (a     The Bill of Sale duly executed by Seller;

            (b     The Rent Roll, certified by Seller and current as of the
Closing Date;

            (c     A schedule of Service Contracts current as of the Closing
Date;

            (d     Tenant Estoppel Certificates from those tenants specified
pursuant to SECTION 4.2.1, to the extent not previously delivered to Buyer.

            (e     Originals or copies, certified by Seller as being true and correct, of all Leases, together with all exhibits thereto;

            (f     Originals of all Service Contracts and any unexpired
warranties or guaranties received by Seller from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repair or alteration of the Improvements or any tenant improvements;

            (g     All instruction manuals, procedure manuals, manufacturer's warranties and similar materials in Seller's possession which relate to the Property;

            (h     Notices to tenants under the Leases, in the form of EXHIBIT
                                                                       -------
"J" attached hereto, duly executed by Seller;
---

            (i     All keys to the Property;

            (j     Such resolutions, authorizations, bylaws or other corporate and/or partnership documents or agreements relating to Seller as shall be reasonably required by the Title Company in connection with this transaction; and

            (k     Any other documents, instruments, data, records,
correspondence or agreements called for hereunder which have not previously been delivered.

The matters described in subparagraphs (e), (f), (g) and (i) shall be delivered by making them available at the office of the property manager for the Property.

     V.5.   DELIVERY BY BUYER TO THE TITLE COMPANY.  On or before the Closing
            --------------------------------------
Date, Buyer shall deliver to the Title Company, for ultimate delivery to Seller:

            (a) The Purchase Price described in SECTION 2.1, plus any additional sums necessary, if any, for Buyer to pay its costs, expenses and prorations pursuant to this ARTICLE V; and

            (b) The Assignment of Leases, duly executed in recordable form by Buyer.

     V.6.   OTHER INSTRUMENTS.  Seller and Buyer shall each deliver such other
            -----------------
instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

     V.7.   CLOSE OF ESCROW.     Provided that (a) the Title Company has
            ---------------
received all required documents, instruments and funds, (b) the Title Company has not received written notice from either Buyer or Seller that any of the conditions to Closing set forth in ARTICLE IV have not been satisfied or waived,
(c) any of the representations and warranties made by either Buyer or Seller are untrue either as of the Closing Date and (d) the Title Company is able to deliver to Buyer the Title Policy described in SECTION 3.1.1 hereof, the Title Company is authorized and instructed on the Closing Date to:

            (a     Record the Deed and the Assignment of Leases with the
Sacramento County Recorder; and

            (b     Deliver to Seller the sum described in SECTION 2.1 to Seller, less Seller's share of prorations and costs of escrow. The Title Company is instructed to request that the amount of the Documentary Transfer Tax due be shown on a separate paper and affixed to the Deed by the County Recorder after the permanent record is made.

     V.8.   PRORATIONS AND APPORTIONMENTS.
            -----------------------------

            V.8.1. All revenues and all expenses of the Property shall be prorated and apportioned as of 12:01 a.m. on the Closing Date, so that Seller shall bear all expenses with respect to the Property and shall have the benefit of all income with respect to the Property through and including the period preceding the Closing Date. Any revenue or expense amount which cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the parties' reasonable estimates of such amount (other than reimbursements for operating expenses not billed currently to tenants) and shall be the subject of a final proration thirty (30) days after the Closing Date or as soon thereafter as the precise amounts can be ascertained. A statement setting forth such agreed prorations shall be delivered to the Title Company. The Title Company shall not be required to calculate any prorations.

            V.8.2. Prepaid rents under the Leases shall be credited to Buyer. Amounts for free rents, concessions, lease takeovers and similar matters not previously paid or satisfied prior to the Closing Date shall be credited to Buyer. Rents in arrears will not be prorated, but will be paid to Seller by Buyer when collected by Buyer, such payment to occur every thirty (30) days following the Closing Date. Except as expressly provided for in SECTION 5.10 below, the first monies received by Buyer from each tenant after the Closing Date shall be applied first to current rents and other sums due and thereafter shall be applied to rent in arrears.

            V.8.3. Expenses to be prorated shall include taxes (other than personal property taxes on Personal Property), payments under any Service Contracts (provided that any delinquent payments owing to Seller shall be treated in the same manner as delinquent rents), gas, electricity and other utility charges, any unfixed meter charges, if any (apportioned on the basis of the last meter reading), license and permit fees and other expenses customarily prorated. If possible, in lieu of prorating, utilities and other expenses shall be contracted for in the name of Buyer as of the Closing Date, with Seller being responsible directly to the utility provider and others for accrued and unpaid expenses. No prorations in respect to personal property taxes on Personal Property based upon Seller's warranty that no personal property taxes have been assessed against the Personal Property for the previous five (5) years.

     V.9.   COMPUTATION OF CERTAIN PRORATIONS.  Final proration of percentage
            ---------------------------------
rents and similar apportionable items which are dependent for their calculation upon the economic performance of the Property (or a portion thereof) over a specified interval of time shall be accomplished as follows:

            (a     The parties shall await the expiration of the specified
interval to determine the gross rents, gross receipts and other economic performance over the entire interval and then prorate the item by allocating to Seller the product of the rents or other similar apportionable item for the entire interval multiplied by a fraction, the numerator of which is the number of days within the specified interval which occur before the Closing Date and the denominator of which is the number of days in the specified interval.

            (b     Operating expenses which are payable (or reimbursable) by any present or past tenant of the Property or any portion thereof, shall not be prorated hereunder. Buyer shall send customary statements for reimbursement of operating expenses and taxes to tenants under the Leases after consulting with Seller with respect to appropriate amounts due therefore, and shall remit to Seller, upon receipt, Seller's prorated share thereof, determined as provided in
SECTION 5.9(a) above, to the extent Seller has previously paid or been charged for the expenses relating to such reimbursement.

     V.10.  ARREARAGE.  Seller reserves all claims and causes of action against
            ---------
tenants and others who are in arrears or who shall be obligated to pay monies in the future which are for the benefit of Seller, and Buyer shall provide its reasonable cooperation to Seller in pursuing such arrearage. Buyer shall use reasonable efforts to collect all sums in arrears as of the closing Date due to Seller, but shall not be required to commence or prosecute any litigation. Seller may not commence and prosecute litigation against any tenant for rents in arrears as long as such tenant remains a tenant of the Property, unless the statute of limitations will expire within the succeeding sixty (60) day period. To the extent that Buyer receives payments from tenants for sums due prior to the Closing Date, which can be verified based upon invoices or other applicable billings, such payments, including rents, shall be promptly remitted by Buyer to Seller.

     V.11.  PAYMENT OF ADJUSTMENTS TO PRORATION.  Either party owing the other
            -----------------------------------
party a sum of money based on adjustments made to prorations after the Closing Date shall promptly pay that sum to the other party, together with interest thereon at the rate of ten percent (10%) per annum to the date of payment if payment is not made within ten (10) days after mutual agreement of the amount due.

     V.12.  COSTS AND EXPENSES.   Seller shall pay the costs associated with
            ------------------
the issuance of a California Land Title Association Owner's Policy of Title Insurance in the full amount of the Purchase Price, the UCC and litigation searches, documentary stamp taxes, recording fees, transfer taxes, escrow fees and all costs incurred to repay any liens. Buyer shall pay the incremental increase in costs relating to ALTA coverage, the costs of all endorsements thereto and the cost of the Survey. Seller and Buyer shall each pay the fees and expenses of their respective legal counsel incurred in connection with the transaction.


                                  ARTICLE VI.

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     As an inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants to and agrees with Buyer as follows:

     VI.1.  AUTHORITY OF SELLER.  Seller is a California limited partnership,
            -------------------
duly organized and validly existing and in good standing under the laws of the State of California, and has the authority to own and convey the Property, and execute this Agreement. All documents executed by Seller which are to be delivered to Buyer at the Closing are or at the time of Closing will be duly authorized, executed and delivered by Seller and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

     VI.2.  CONDITION OF PROPERTY.  To Seller's Knowledge, as hereinafter
            ---------------------
defined, there are no material physical or mechanical defects in the Property, including, without limitation, the elevators, escalators, plumbing, heating, air conditioning, ventilating, life safety and electrical systems, and to Seller's Knowledge, all such items are in good operating condition and repair and are in compliance with all applicable governmental laws, ordinances, regulations and requirements, other than compliance with the requirements of the Americans With Disabilities Act, with respect to which, Seller has commenced compliance in accordance with the requirements thereof.

     VI.3.  USE AND OPERATION.  To Seller's Knowledge, the use and operation of
            -----------------
the Property are in full compliance with applicable building codes, safety and fire, environmental, zoning and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements, other than compliance with the requirements of the Americans With Disabilities Act, with respect to which Seller has commenced compliance in accordance with the requirements thereof.

     VI.4.  LAND USE REGULATIONS.  To Seller's Knowledge, there are no
            --------------------
condemnation, environmental, zoning or other land use regulation proceedings, either instituted, or planned to be instituted, which could detrimentally affect the use or operation of the Property of its intended purpose or the value of the Property, nor has Seller received notice of any special assessment proceedings affecting the Property.

     VI.5.  LEASES.  To Seller's Knowledge, the copies of the Leases to be made
            ------
available to Buyer pursuant to SECTION 4.1.2 are true and correct copies of all Leases affecting the Property and are in full force and effect and there are no other agreements, written or oral, with respect to the tenancies, except subleases permitted by the respective Leases. To Seller's Knowledge:

            (a) The information set forth in the Rent Roll is true and complete as of the date such Rent Roll was made available to Buyer and there are no leases of space in the Improvements and nonmaterial defaults under any of the Leases which have not been disclosed to Buyer in writing.

            (b) No tenant under any of the Leases has prepaid any rent or other charges for more than the current month, except as disclosed to Buyer in writing.

            (c) No tenant under any of the Leases has any right or option to purchase the Property or any portion thereof or interest therein, and there are no outstanding agreements of sale with respect to the Property or any portion thereof or any interest therein.

            (d) Except as provided in the Leases and the Rent Roll, no tenant under any of the Leases has the right to renew or extend any of the Leases or has any options or rights of first refusal with respect to leasing of other space, and no tenant under any of the Leases has the right to free rent, rebate, allowance, concession, security or other deposit.

     VI.6.  BROKERAGE COMMISSIONS.  Except as set forth in the Rent Roll or
            ---------------------
otherwise disclosed to Buyer in writing, there are no commissions, finder's fees or other compensation owing or which may become owing to any broker or any other person or entity with respect to any Lease or occupancy agreement including, without limitation, any such compensation with respect to any future renewals, extensions or expansions thereof.

     VI.7.  LITIGATION.  Except as disclosed to Buyer in writing, there is no
            ----------
litigation pending or, to Seller's Knowledge, threatened, against Seller or any basis therefor that arises out of the ownership of the Property or that might detrimentally affect the use or operation of the Property for its intended purpose or the value of the Property or adversely affect the ability of Seller to perform its obligations under this Agreement, other than pending litigation with the First Lien Holder in connection with its foreclosure proceedings.

     VI.8.  USE AND OPERATION OF PROPERTY.  To Seller's Knowledge, Seller knows
            -----------------------------
of no facts which would prevent Buyer from using and operating the Property after Closing in the manner in which the Property has been used, leased and operated prior to the date hereof.

     VI.9.  OTHER RIGHTS.  No other person presently has a right of first
            ------------
refusal or other right to purchase or finance all or any part of the Property. In consideration of Buyer's execution and delivery of this Agreement, Seller agrees that so long as this Agreement has not been terminated or expired, Seller will not negotiate or otherwise pursue any offers on the Property nor execute any other letter of intent or contract for the financing, sale or purchase of the Property.

     VI.10. EMPLOYEES.  Seller has no employees. There are no employees of
            ---------
Seller's agent (including the property manager) engaged in the operation or maintenance of the Property for whom Buyer will be responsible after the Closing Date unless Buyer agrees to employ such employees after the Closing Date.

     VI.11. ENVIRONMENTAL.  To Seller's Knowledge, the Property is not in
            -------------
violation of any federal, state, local or administrative agency ordinance, law, rule, regulation, order or requirement relating to environmental conditions or Hazardous Material ("ENVIRONMENTAL LAWS"). Neither Seller, nor to Seller's
                     ------------------
Knowledge, any third party, has (a) used, manufactured, generated, treated, stored, disposed of, or released any Hazardous Material on, under or about the Property or transported any Hazardous Material over the Property in violation of the Environmental Laws, or (b) installed, used or removed any storage tank on, from or in connection with the Property except in full compliance with all Environmental Laws. To Seller's Knowledge, there are no storage tanks or wells (whether existing or abandoned) located on, under or about the Property. To Seller's Knowledge, the Property does not consist of any building materials that contain Hazardous Material. For the purposes hereof, "HAZARDOUS MATERIAL" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency ordinance or law.

     VI.12. "AS-IS" SALE.
            ------------

     (a) Except as set forth above, Buyer acknowledges that Seller makes no representation or warranty, either express or implied, with respect to the Property, its present condition or its fitness or suitability for any particular purpose. In this respect, Buyer confirms that it is relying solely upon its investigation of the condition of the Property, its title and all governmental laws and ordinances which might affect its use and development. With the exception of matters which Seller has affirmatively represented, actively concealed or fraudulently represented at the time of sale and with the exception of the warranties contained in the conveyance documents to be executed and delivered by Buyer, Buyer hereby releases and forever discharges Seller, its partners, employees and agents from any and all claims, rights, remedies and causes of action of any nature or sort, known or unknown, past, present or future, which Buyer may have arising out of the condition of the Property after the Closing Date.

     (b) Buyer expressly waives the benefits and provisions of Section 1542 of the Civil Code of the State of California, and any similar law of any state or territory of the United States or other jurisdiction. Civil Code Section 1542 provides as follow:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE

     TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH DEBTOR."

                     Initials of Buyer ___________________

     VI.13. SELLER'S KNOWLEDGE. The term "TO SELLER'S KNOWLEDGE," or variations
            ------------------
thereof, means the actual, present knowledge of the individual general partners of Seller, without any duty of inquiry or investigation, other than Seller's obligation to make inquiry of its managing agent KCS Properties, Inc. in an effort to determine that the employees of KCS Properties, Inc. responsible for the day-to-day operation of the Property are not aware of any fact or circumstance that would make any representation or warranty of Seller untrue in any material respect.

     VI.14. SURVIVAL.  The representations and warranties of Seller contained
            --------
herein shall survive the Closing Date, but shall terminate one (1) year after the Closing Date. No liability shall arise thereunder unless suit shall be filed against Seller as to the specific claim within such one (1) year period.

     VI.15. SUBSEQUENT DISCLOSURES.  In the event Buyer, prior to the Closing
            ----------------------
Date, becomes aware, from Seller or otherwise, of any inaccuracy in the disclosures, information or representations previously provided to Buyer, which will have a material, adverse effect on Buyer, Buyer may either (i) terminate this transaction contemplated hereby, receive a refund of the applicable portion of the Deposit, and to the extent available pursue any rights or claims that Buyer may have against Seller as a result of any inaccuracy in the disclosures, information or representations previously provided to Buyer or (ii) proceed with the Closing, thereby waiving any rights that Buyer may have against Seller as a result of any inaccuracy in the disclosures, information or representations previously provided to Buyer. In no event shall Buyer be entitled to complete the Closing hereunder and then bring an action against Seller for damages as a result of any inaccuracy in the disclosures, information or representations previously provided to Buyer.

                                 ARTICLE VII.

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer hereby represents and warrants to Seller as follows:

     VII.1. AUTHORITY OF BUYER.  Buyer is duly organized and validly existing
            ------------------
under the laws of the State of Delaware and is in good standing and authorized to do business under the laws of the State of California; this Agreement and all documents executed by Buyer, which are to be delivered to Seller at the Closing are or at the time of Closing will be (a) duly authorized, executed, and delivered by Buyer, (b) be legal, valid, and binding obligations of Buyer, and
(c) not violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

     VII.2.  LITIGATION.  There is no litigation pending or, to Buyer's
             ----------
knowledge, threatened, against Buyer or any basis therefor before any court or administrative agency which might result in any material adverse change in the business or financial condition of the Buyer.

                                 ARTICLE VIII.

                                   COVENANTS
                                   ---------

     As matters as to which the Title Company need not be concerned, Seller and Buyer covenant and agree with one another as follows:

     VIII.1. INDEMNIFICATION BY SELLER.  Seller hereby agrees to indemnify Buyer
             -------------------------
and hold Buyer harmless from and against any and all claims, demands, liabilities, liens, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees and costs suffered by Buyer as a direct or indirect result of:

             (a) Any misrepresentation or breach of warranty or breach of covenant made by Seller in this Agreement or any document, certificate, or exhibit given or delivered to Buyer pursuant to or in connection with this Agreement; and

             (b) Any and all obligations, liabilities, claims, liens or encumbrances, whether direct, contingent or consequential and no matter how arising, and in any way related to the Property and arising or occurring before the Closing Date, or in any way related to or arising from any act, conduct, omission, contract or commitment of Seller (or any of its agents or employees) at any time or times before the Closing Date.

The provisions of this Section shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title.

     VIII.2. INDEMNIFICATION BY BUYER.  Buyer hereby agrees to indemnify Seller
             ------------------------
and hold Seller harmless from and against any and all claims, demands, liabilities, liens, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees and costs suffered by Seller as a direct or indirect result of:

             (a) Any misrepresentation or breach of warranty or breach of covenant made by Buyer in this Agreement or any document, certificate, or exhibit given or delivered to Seller pursuant to or in connection with this Agreement; and

             (b) Any and all obligations, liabilities, claims, liens or encumbrances, whether direct, contingent or consequential and no matter how arising, and in any way related to the Property and arising or occurring after the Closing Date, or in any way related to or arising from any act, conduct, omission, contract or commitment of Buyer (or any of its agents or employees) at any time or times after the Closing Date.

The provisions of this Section shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title.

     VIII.3. MAINTENANCE.  Seller shall, between the Seller's execution of this
             -----------
Agreement and the Closing Date, at Seller's sole cost and expense, maintain the Property in its present order, condition and repair, reasonable wear and tear excepted, shall perform all work required to be done by the landlord under the terms of any lease affecting the Property, and shall make all repairs, maintenance and replacements of the Improvements and any Personal Property and otherwise operate the Property in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property.

     VIII.4. LEASES AND OTHER AGREEMENTS.
             ---------------------------

     (a) Except as provided below, Seller covenants and agrees that during the term of this Agreement, Seller or its agents shall not amend or modify any Lease and shall not enter into any new Lease, for any portion of the Property, without Buyer's prior written approval. Seller's request for approval of any such new or modified Lease shall be accompanied by the estimated cost of any tenant improvements associated therewith and the amount of the real estate commission to be paid in conjunction therewith. In the event that Buyer approves any new or modified Lease, upon the Closing Date, Buyer shall be responsible for the cost of the tenant improvements and the real estate commissions associated therewith prorated in an amount proportional to the amount of rent paid thereunder before and after the Closing Date. Buyer shall pay Seller on the Closing Date for any costs that Seller has incurred for the tenant improvements and real estate commissions in excess of its pro-rata share. Upon the Closing Date, all tenant improvement construction contracts and brokerage agreements on such Leases shall be assigned to and assumed by Buyer.

     (b) Notwithstanding the provisions of subparagraph (a) above, Buyer approves the terms and conditions of a lease proposal to the State of California set forth on EXHIBIT "L" attached hereto and made a part hereof for all purposes and Buyer shall accept a lease or leases with the State of California in the event it agrees to enter into a lease or leases in accordance with such terms, subject to the approval of the form of lease by Buyer, which approval shall not be unreasonably withheld.

     VIII.5. RETURN OF INFORMATION.  In the event that Buyer does not purchase
             ---------------------
the Property, Buyer shall promptly return to Seller all information delivered by Seller to Buyer in conjunction with this transaction.

     VIII.6. CONFIDENTIALITY.  Except as hereinafter provided, from and after
             ---------------
the execution of this Agreement, Buyer and Seller shall keep the terms, conditions and provisions of this Agreement confidential and neither shall make any public announcements hereof unless the other first approves of same in writing, nor shall either disclose the terms, conditions and provisions hereof, or of any data regarding the Property, except to persons who "need to know", such as their respective officers, directors, employees, attorneys, accountants, engineers, surveyors, consultants, property managers, financiers, partners, investors, potential lessees and bankers and such other third parties whose assistance is required in connection with the consummation of this transaction. Notwithstanding the foregoing, it is acknowledged that Buyer is an affiliate of, a real estate investment trust (the "REIT") and the REIT has and will seek to sell shares to the general public; consequently, Buyer shall have the absolute and unbridled right to disclose any information regarding the transaction contemplated by this Agreement required by law or as determined to be necessary or appropriate by Buyer or Buyer's attorneys to satisfy disclosure and reporting obligations of Buyer, the REIT, or its affiliates. After Closing, Buyer shall be free to disclose previously confidential information in its sole, unfettered discretion.

     VIII.7.  TAX DEFERRED EXCHANGE.  Buyer acknowledges that Seller may desire
              ---------------------
to structure the sale of the Property as an exchange for like-kind property under Section 1031 of the Internal Revenue Code of 1986 in order to defer recognition of income on the disposition of the Property and/or other properties. Buyer agrees to reasonably cooperate with Seller to accomplish such exchange and Seller hereby agrees that any and all costs associated with said exchange shall be borne solely by Seller and shall in no way be attributable to Buyer. Buyer shall not be requested or required to take title to other property in conjunction with such exchange.

     VIII.8.  TESTING SAMPLES.  Any testing samples taken from the Property
              ---------------
during any inspection pursuant to this Agreement shall be divided and shared with Seller. In the event that any test results or reports contain negative information concerning the Property, Buyer shall promptly furnish Seller with written correspondence summarizing the negative information including the name and address of the consultant who discovered or learned of such information.

     VIII.9.  TERMINATION OF AGREEMENT.  On the Closing Date, all management and
              ------------------------
leasing agreements with respect to the Property shall be terminated and Seller shall be solely responsible for any termination fees due. In addition, Seller shall deliver full releases from any leasing agents for any and all commissions which may become payable after the Closing Date with respect to any then existing lease whether currently earned or payable by virtue of renewal or expansion options. Seller shall also terminate all Service Contracts which Buyer fails to elect to assume, such election to be made prior to the expiration of the Contingency Period.

     VIII.10. TRANSFER TAX ON WORKS OF ART.  In the event that any transfer
              ----------------------------
tax is due or payable on the Works of Art pursuant to Section 982 of the California Civil Code, Seller agrees to pay such tax to the artist in conjunction with such transfer.

     VIII.11. CHANGES BEFORE CLOSING.  In the event that any of the
              ----------------------
representations or warranties by either party contained herein change or become untrue prior to the Closing Date, such party agrees to notify the other party of such change or untruthfulness promptly upon learning of such matter.

     VIII.12. INDEPENDENT AUDIT.  Promptly following the execution of this
              -----------------
Agreement, Seller shall provide and shall cause its management company to provide to Buyer's representatives and independent accounting firm access to financial and other information relating to the Property in the possession of or otherwise available to Seller, its affiliates or Seller's management company which would be sufficient to enable Buyer's representatives and independent accounting firm to prepare audited financial statements for the year 1996 and the year to date in conformity with generally accepted accounting principles and to enable them to prepare such statements, reports or disclosures as Buyer may deem necessary or advisable. Seller shall also provide and/or shall cause its management company to provide to Buyer's independent accounting firm a signed representation letter which would be sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Property. Seller shall authorize and shall cause its management company to authorize any attorneys who have represented Seller or its management company in material litigation pertaining to or affecting the Property to respond, at Buyer's expense, to inquiries from Buyer's representatives and independent accounting firm. If and to the extent Seller's financial statements pertaining to the Property for any periods during the year 1996 and the year to date have been audited, promptly after the execution of this Agreement Seller shall provide Buyer with copies of such audited financial statements and shall cooperate with Buyer's representatives and independent public accountants to enable them to contact the auditors who prepared such audited financial statements and to obtain, at Buyer's expense, a reissuance of such audited financial statements. To the extent that Seller or its agents incur reasonable expenses in connection with the performance of such audit, Buyer shall reimburse Seller and its agents for such reasonable expenses.



                                  ARTICLE IX.

                 LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION
                 --------------------------------------------

     IX.1.  DAMAGE OR DESTRUCTION.
            ---------------------

            IX.1.1. In the event that the Improvements are damaged or destroyed by fire or other casualty prior to the Closing Date and such damage or destruction is estimated to cost Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) or less in the aggregate to repair or replace (as verified by an architect or contractor reasonably selected by Buyer) then the Closing Date shall occur as scheduled notwithstanding such damage or destruction and Seller shall pay to Buyer an amount sufficient to restore or repair such damage (retaining the right to any claim Seller may have against any insurance carrier).

            IX.1.2. In the event that any of the Improvements are damaged or destroyed by fire or other casualty prior to the Closing Date, and such damage or destruction is estimated to cost more than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate to repair or replace (as verified by an architect or contractor reasonably selected by

Buyer), then either Seller or Buyer shall have the option to (i) terminate this Agreement by written notice to Seller within fifteen (15) days after the occurrence of the damage or destruction and the Earnest Money shall be immediately returned to Buyer or (ii) consummate the transaction contemplated hereby in which event Seller's insurance proceeds shall be transferred and assigned to Buyer, with Seller remaining responsible for any deductible.

     IX.2.  CONDEMNATION.  In the event that, prior to the Closing Date, a
            ------------
governmental entity shall commence any eminent domain proceeding to take any material portion of the Property, then Buyer shall have the option to elect either of the following:

            (a) Terminate this Agreement by written notice to Seller within fifteen (15) days of its receiving notice of such action of condemnation and the Earnest Money shall be immediately returned to Buyer; or

            (b) Elect to proceed with the transaction in which case the Purchase Price shall not be reduced and Buyer shall be entitled to the net award paid to Seller or Seller's mortgagee for such taking, if any, and Seller shall assign and transfer to Buyer all right, title and interest in and to any awards, it being expressly agreed that in such event Seller shall have no obligation to repair or restore the Property or any portion thereof.


                                  ARTICLE X.

                                   DEFAULTS
                                   --------

     X.1.   BUYER'S DEFAULT; SELLER'S REMEDIES.  Buyer shall be deemed to be in
            ----------------------------------
default if, in respect to the transaction contemplated by this Agreement, at the Closing, Buyer fails to deliver the Purchase Price or Buyer fails to meet, comply with, or perform any covenant, agreement or obligation on the part of Buyer within the time frames and in the manner required in this Agreement, for any reason other than a default by Seller hereunder or termination of this Agreement prior to Closing in accordance with the express terms and conditions hereof. Seller's remedies shall be limited to the remedies set forth in
SECTION 2.4 hereof. Any default by Buyer hereunder shall be deemed a default under each of the Additional Property Agreements.

     X.2.   SELLER'S DEFAULTS; BUYER'S REMEDIES.
            -----------------------------------

            X.2.1.    SELLER'S DEFAULTS.  Seller shall be deemed to be in
                      ------------------
default under this Agreement, if in respect to the transaction contemplated by this Agreement, on or before the Closing, Seller shall have failed to meet, comply with, or perform any covenant, agreement, or obligation on its part required in this Agreement, within the time limits and in the manner required in this Agreement, for any reason other than a default by Buyer hereunder or termination of this Agreement prior to Closing pursuant to the express terms and conditions hereof.

            X.2.2.   BUYER'S REMEDIES.  If Seller is deemed to be in default
                     -----------------
hereunder, Buyer may, at Buyer's option, do either one of the following:

                     (a) Terminate this Agreement by written notice delivered to Seller on or before ten (10) days following occurrence of such default;

                     (b) Seek and receive specific performance of Seller's obligations hereunder to sell the Property for the Purchase Price and on the terms set forth herein following the expiration of a five (5) day period following the delivery of a written notice to Seller specifying the default in question unless specific performance is not an available remedy because Seller has voluntarily conveyed or encumbered the Property, in which event Buyer may recover damages from Seller for any losses or costs suffered by Buyer in connection with Seller's failure to perform its obligations hereunder following the expiration of a five (5) day period following the delivery of a written notice to Seller specifying the default in question.

                                  ARTICLE XI.

                                 MISCELLANEOUS
                                 -------------

     XI.1.  NOTICES.  All notices or other communications required or permitted
            -------
hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by electronic facsimile and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, on the date of posting by the United States Post Office, or (iii) if given by electronic facsimile, when received by the other party.



If to Seller:                2525 Natomas Investors
                             c/o Kelly Broadcasting
                             3 Television Circle
                             Sacramento, California  95814
                             Attention: Scott Nichols
                             Telephone No.: (916) 446-3333
                             Facsimile No.: (916) 325-3711

with a copy to:              KCS Properties, Inc.
                             1451 River Park Drive, Suite 230
                             Sacramento, California  95815
                             Attention: William P. Krum
                             Telephone No.:  (916) 920-1225
                             Facsimile No.:  (916) 920-1395
with a copy to:              Aguer-Pipgras Associates
                             1851 Heritage Lane, Suite 128
                             Sacramento, California  95815
                             Attention:  Thomas C. Aguer
                             Telephone No.:  (916) 649-2777
                             Facsimile No.:  (916) 649-3636

with a copy to:              Trainor Robertson
                             701 University Avenue, Suite 200
                             Sacramento, California  95825
                             Attention:  Charles W. Trainor, Esquire
                             Telephone No.:  (916) 929-7000
                             Facsimile No.:  (916) 929-7111

If to Buyer:                 Prentiss Properties Acquisition Partners, L.P.
                             3890 West Northwest Highway
                             Suite 400
                             Dallas, Texas 75220
                             Attention: Mark R. Doran
                             Telephone No.:  (214) 654-5703
                             Facsimile No.:  (214) 350-2437

with copies to:              Snell, Brannian & Trent
                             8150 North Central Expressway, Suite 1800
                             Dallas, Texas  75201
                             Attention:  Lawrence J. Brannian
                             Telephone No.: (214) 691-2500
                             Facsimile No.:      (214) 691-2501


If to the Title Company:     First American Title Insurance Company
                             3030 LBJ Freeway, Suite 150
                             Dallas, Texas 75234
                             Attention: Ms. Jacqueline P. Aul
                             Telephone No.:  (972) 620-7844
                             Facsimile No.:  (972 241-7112

with copies to:              First American Title Insurance Company
                             1860 Howe Avenue, Suite 100
                             Sacramento, California 95825
                             Attention: Ms. Lisa Blazquez
                             Telephone No.:  (916) 920-3100
                             Facsimile No.:   (916) 927-8712

or such other address as either party may from time to time specify in writing to the other in the manner aforesaid.

     XI.2. BROKERS AND FINDERS.  Buyer and Seller each represent and warrant to
           -------------------
the other that neither has employed any real estate agent, brokerage or finder in connection with this transaction. In the event of a claim or broker's fee, finder's fee, commission or other similar compensation in connection herewith, Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, hereby agrees to indemnify and hold Seller harmless against any and all liability, loss, cost, damage or expense (including reasonable attorneys' fees and costs) which Seller may sustain or incur by reason of such claim, and Seller, if such claim is based upon any agreement alleged to have been made by Seller, hereby agrees to indemnify and hold Buyer harmless against any and all liability, loss, cost, damage or expense (including reasonable attorneys' fees and costs) which Buyer may sustain or incur by reason of such claim. The provisions of this SECTION 11.2 shall survive the Closing.

     XI.3. SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and
           ----------------------
shall inure to the benefit of the permitted successors and assigns of the parties hereto.

     XI.4. AMENDMENTS.  This Agreement may be amended or modified only by a
           ----------
written instrument executed by the party asserted to be bound thereby.

     XI.5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The covenants,
           ------------------------------------------
representations and warranties made by each party herein shall survive the Closing for a period of one (1) year and shall not merge into the Grant Deed and the recordation thereof in the Official Records of Sacramento County, California.

     XI.6. CONSTRUCTION.  Headings at the beginning of each section and
           ------------
subsection are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs, sections, subparagraphs and subsections are to this Agreement.

     XI.7. GOVERNING LAW.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California. Any actions filed by either party involving the other party shall be venued in Sacramento County, California.

     XI.8. PRIOR AGREEMENTS.  This Agreement (including all Exhibits attached
           ----------------
hereto) together with the Earnest Money Letter is the final expression of, and contains the entire agreements between the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented, superseded, canceled or terminated nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto and lawful assignees.

     XI.9. ATTORNEYS' FEES.  In the event of the bringing of any action or suit
           ---------------
by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys' fees, accounting and engineering fees, and any other professional fees resulting therefrom.

     XI.10. TIME OF THE ESSENCE.  Seller and Buyer hereby acknowledge and agree
            -------------------
that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform.

     XI.11. RELATIONSHIP OF PARTIES.  Nothing contained in this Agreement shall
            -----------------------
be deemed or construed by the parties to create the relationship of principal and agent, a partnership, joint venture or any other association between Buyer and Seller.

     XI.12. WAIVERS. No waiver of any breach of any covenant or provision herein
            -------
contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act except those of the waiving party, which shall be extended by a period of time equal to the period of the delay.

     XI.13. PARTIAL INVALIDITY.  If any term or provision of this Agreement or
            ------------------
the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     XI.14. CONDITION PRECEDENT/CONCURRENT.  This Agreement shall only be valid
            ------------------------------
if Buyer and Seller simultaneously execute the Additional Property Agreements and this Agreement. Any default by Buyer under the terms of the Additional Property Agreements shall give Seller the right to declare a default under this Agreement.

     XI.15. DAYS OF WEEK/TIME. In the event the date on which Buyer or Seller is
            -----------------
required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding business day. All times referenced herein are the times of day in Sacramento, California on the date in question.

     XI.16. EXHIBITS/RECITALS.  All exhibits referred to in this Agreement are
            -----------------
attached and incorporated by this reference. All of the Recitals set forth above are true and correct.

     XI.17. POSSESSION.  Possession of the Property shall be delivered to Buyer
            ----------
on the Closing Date, subject to the rights of any tenants or subtenants in the Property.

     XI.18. ASSIGNMENT.  Buyer shall not assign, transfer or convey its rights
            ----------
and/or obligations under this Agreement and/or with respect to the Property to any other party without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Buyer shall have the right to assign its rights under this Agreement to any affiliate of Buyer.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                BUYER:

                                PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

                                By:  PRENTISS PROPERTIES I, INC., a Delaware
                                     corporation, its sole general partner


                                     By: /s/ MARK R. DORAN
                                        ----------------------------------------
                                     Name:  Mark R. Doran
                                     Title:  Executive Vice President



                                SELLER:

                                2525 NATOMAS INVESTORS, a California limited partnership


                                By: /s/ JON S. KELLY
                                   ---------------------------------------------
                                Name:     Jon S. Kelly
                                Title:    Managing General Partner

     The undersigned acknowledges receipt of this Agreement and agrees to act as the Title Company hereunder.

                                          FIRST AMERICAN TITLE INSURANCE COMPANY

                                          By: /s/ JACQUELINE P. AUL
                                             -----------------------------------
                                          Name: Jacqueline P. Aul
                                          Title:
                                                --------------------------------

                                 EXHIBIT LIST
                                 ------------


     Exhibit A                Legal Description
     Exhibit B                Additional Properties
     Exhibit C                Grant Deed
     Exhibit D                Bill of Sale
     Exhibit E                Due Diligence Materials
     Exhibit F                Rent Roll
     Exhibit G                Tenant Estoppel
     Exhibit H                Transferor's Certification of Non-Foreign Status
     Exhibit I                Assignment of Rights, Leases and Security Deposits
     Exhibit J                Notices to Tenant
     Exhibit K                Works of Art
     Exhibit L                Description of State of California Lease Terms

                                   EXHIBIT A

                               LEGAL DESCRIPTION
                               -----------------



The land is situated in the State of California, County of Sacramento, City of Sacramento and is described as follows:

Parcel No. 3, as shown on that certain Parcel Map entitled "Portion of Lot 116, Natomas East Side Subdivision, 17-B.M.-34 and portion of Tract 3 and 4, 2-R.S.- 48," recorded in BookE76 of Parcel Maps, Page 24, records of said County.

EXCEPTING THEREFROM all minerals, oil, gas and other hydrocarbon substances lying below a depth of 500 feet from the surface of said land, without the right of surface entry, as contained in the Deed recorded July 24, 1980 in Book 800724 of Official Records, at Page 597.

                                   EXHIBIT B

                             ADDITIONAL PROPERTIES
                             ---------------------


1740 Creekside Oaks Investors         1740 Creekside Oaks Drive, Sacramento, CA
1750 Creekside Oaks Investors         1750 Creekside Oaks Drive, Sacramento, CA
1760 Creekside Oaks Investors         1760 Creekside Oaks Drive, Sacramento, CA
2495 Natomas Investors                2495 Natomas Park Drive, Sacramento, CA
River City Bank                       2485 Natomas Park Drive, Sacramento, CA
Bannon Investors                      Tract A, Natomas Center, Sacramento, CA
Natomas Investors et al               Tract D, Natomas Center, Sacramento, CA

                                   EXHIBIT C

                                  GRANT DEED
                                  ----------


RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:



MAIL TAX STATEMENTS TO:



                                  GRANT DEED
                                  ----------

     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, _______________, a _______________________ ("GRANTOR"), hereby grants to
____________________, a _______________________ ("GRANTEE"), that certain real property ("LAND") located in the City of Sacramento, County of Sacramento, State of California, more particularly described in Exhibit A attached hereto together
                                              ---------
with all right, title and interest of Grantor in and to all buildings and improvements now located or hereafter constructed on the Land.

     Grantor hereby further grants to Grantee all of Grantor's right, title and interest in and to all easements, privileges and rights appurtenant to the real property and pertaining or held and enjoyed in connection therewith and all of Grantor's right, title and interest in and to any land lying in the bed of any street, alley, road or avenue to the centerline thereof in front of or adjoining the Land.

     IN WITNESS WHEREOF, Grantor has executed this Grant Deed as of ______________, 19__.


                                                --------------------------------


                                                By:
                                                   -----------------------------

                             SEPARATE STATEMENT OF
                           DOCUMENTARY TRANSFER TAX


County Recorder
Sacramento County
Sacramento, California


Dear Sir:

     In accordance with Revenue and Taxation Code Section 11932, it is required that this statement of documentary transfer tax due should not be recorded with the attached Deed, but be affixed to the Deed after recordation and before return as directed on the Deed.

     The Deed names _______________________, a _______________________, as
Grantor and ______________________, a ______________________ as Grantee.  The
property being transferred is located in the City of Sacramento, County of Sacramento, State of California.

     The amount of documentary transfer tax due on the attached deed is ___________________ Dollars and _______________ Cents ($________________),
computed on the full value of the property (less the value of any liens and encumbrances remaining on the property at the time of sale).

                                     Very truly yours,



                                     By
                                       -----------------------------------------

                                   EXHIBIT D

                                 BILL OF SALE
                                 ------------


     Concurrently with the execution and delivery of this Bill of Sale (the "Assignment"), 2525 NATOMAS INVESTORS, a California limited partnership ("Assignor"), is conveying to PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Assignee"), by Grant Deed (the "Deed"), that certain tract of land located in Sacramento County, California, being more particularly described on Exhibit "A" attached hereto and made a part hereof for
                          -----------
all purposes, together with the improvements located thereon (collectively the "Property").

     Assignor desires to assign, transfer, and convey to Assignee certain tangible personal property, together with certain contract rights, guaranties, licenses, and other specified items of intangible property (but specifically excluding cash), affixed or attached to the Property, except those owned by tenants of the Property (such tangible and intangible properties herein below specified being collectively called the "Assigned Properties").

     NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are acknowledged and confessed by Assignor, Assignor ASSIGNS, TRANSFERS, SETS OVER, and DELIVERS to Assignee, its successors and assigns, subject to any and all matters of record in Sacramento County, California, to the extent they affect the Property, all of the Assigned Properties, including, without limitation of the generality of the foregoing, the following:

     1. All of the personal property owned by Assignor located on or in or used in connection with the Property, including without limitation the items of tangible personal property consisting of all furniture, fixtures, equipment, machinery and other personal property of every kind and nature (excluding cash-on-hand) located on or used or useful in the operation of the Property including the works of art listed on Exhibit "B".
                           -----------

     2. All of the right, title and interest of Assignor in any intangible personal property owned by Assignor and used exclusively in the use and operation of the Property, and all warranties or guarantees received by Assignor from any contractors, subcontractors, suppliers or material men in connection with any construction, repairs or alteration of the Property, licenses, franchises, permits, tenant lists, advertising materials and other similar rights relating to the use and operation of the Property.

     3. The interest of Assignor under all current design contracts, space planning contracts, construction contracts, subcontracts and purchase orders, utility contracts, water and sewer service contracts of any nature, maintenance contracts, management contracts, mortgage documents, certificates of occupancy, permits, soils reports, insurance policies, and other contracts or documents of any nature relating to the Property.

     4. The trade name "Natomas Corporate Center" (the "Trade Name"), on a non-exclusive basis, and the business and good will of Assignor which were acquired in connection with the Property.

     TO HAVE AND TO HOLD the Assigned Properties unto Assignee, its successors, and assigns, forever, and Assignor binds itself, its successors, and assigns, to WARRANT and FOREVER DEFEND, all and singular, title to the Assigned Properties (with the exception of the Trade Name) unto Assignee, its successors, and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor but not otherwise.

     Assignor shall not be responsible for the discharge and performance of any duties or obligations to be performed and/or discharged in connection with the Assigned Properties after the date hereof. By acceptance of this Assignment, Assignee accepts and agrees to perform all of the terms, covenants, and conditions in connection with the Assigned Properties required to be performed by the owner thereof, from and after the date hereof, but not prior thereto, and agrees to indemnify, save, and hold harmless Assignor from and against any and all loss, liability, claims, or causes of action existing in favor of or asserted by any party arising out of or relating to Assignee's failure to perform any duties or obligations required by the owner of the Assigned Properties after the date hereof.

     Assignee shall not be responsible for the discharge and performance of any duties or obligations required to be performed and/or discharged in connection with the Assigned Properties prior to the date hereof. In such regard Assignor agrees to indemnify and hold Assignee harmless from and against losses incurred by Assignee as a result of claims brought against Assignee, as Assignor's successor in interest to the Assigned Properties, relating to causes of action arising from any failure by Assignor to perform or discharge its obligation as the owner of the Assigned Properties prior to the date hereof.

     Simultaneously with the execution and delivery of this Assignment, Assignor has executed and delivered to Assignee the Deed and the specific conveyances described in the recitals hereof.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment in multiple counterparts, each of which shall have the same force and effect as an original, but which shall constitute one and the same instrument, effective this ________ day of ____________, 1997.

                                ASSIGNEE:

                                PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership



                                By:  PRENTISS PROPERTIES I, INC., a Delaware
                                     corporation, its sole general partner


                                     By: /s/ MARK R. DORAN
                                        ----------------------------------------
                                     Name:  Mark R. Doran
                                     Title:  Executive Vice President

                                ASSIGNOR:

                                2525 NATOMAS INVESTORS, a California limited partnership


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                  EXHIBIT "A"
                                  -----------

                             PROPERTY DESCRIPTION

                                  EXHIBIT "B"
                                  -----------

                                 WORKS OF ART

                                   EXHIBIT E

                            DUE DILIGENCE DOCUMENTS
                            -----------------------


1.   Form Lease
2.   All tenant leases and amendments
3.   Leasing Status reports, weekly basis
4.   Lease proposals
5.   Service and Purchase Contracts
6.   Equipment Leases
7.   Union Contracts
8.   Other Contracts and Agreements
9.   Operating Licenses and Permits
10.  Lease Commission Agreements and Schedules of Commissions Payable
11.  Current Year Operating Budget
12.  Operating Statements, past two years and current year, monthly basis
13.  Receivables Report, update on monthly basis
14.  Rent Roll, update on monthly basis
15.  Billing Register, update on monthly basis
16.  Escalation Work Papers and Base Year Amount Details
17.  Utility Invoices, past two years and current monthly
18.  Real Estate Tax Bills, past two years
19.  Current Notice of Assessment Valuation
20.  Tax Parcel Map
21.  Real Estate Tax Consultant Report
22. Tenant Credit Reports (to the extent that they are in the tenant files) to be reviewed at the Property during the Due Diligence Period
23. Tenant Financial Statements (to the extent that they are in the tenant files) to be reviewed at the Property during the Due Diligence Period
24.  Schedule of Capital and Tenant Improvements
25.  Current Schedule of Insurance
26.  Pending Insurance Claims
27.  List of Personnel & Wages
28. Lease and Tenant Files, to be reviewed at the Property during the Due Diligence Period
29.  Vendor Files, to be reviewed at the Property during the Due Diligence
     Period
30. Construction Files, to be reviewed at the Property during the Due Diligence Period
31. Other Property Files, to be reviewed at the Property during the Due Diligence Period
32.  List of Personal Property
33.  Demising/Leasing/Site Plan
34.  Plans and Specifications, 2 sets of each
     (a)   Architectural
     (b)   Structural
     (c)   Civil
     (d)   Mechanical
     (e)   Landscaping

     (f)   Sprinkler
     (g)   Tenant
35.  Certificates of Occupancy, building and tenant
36.  Construction Contracts
37.  Guaranties & Warranties
38.  Existing Reports
     (a)   Structural and Engineering
     (b)   Environmental and Asbestos
     (c)   Soils
     (d)   Radon
     (e)   Geotechnical
     (f)   Ground Water Monitoring
     (g)   Sprinkler Test
     (h)   Elevator Consultant
39.  Preliminary Title Report issued by Stewart Title Guaranty
40.  Underlying Recorded Documents
41.  Existing Survey

                                   EXHIBIT F

                                   RENT ROLL
                                   ---------

To be delivered to Buyer and/or Seller within 5 business days of the Effective
  Date

                                   EXHIBIT G

                                TENANT ESTOPPEL
                                ---------------


To be delivered to Buyer and/or Seller within 5 business days of the Effective
  Date

                                   EXHIBIT H

               TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS
               ------------------------------------------------


     To inform PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("TRANSFEREE"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended ("CODE"), will not be required upon the transfer of certain real property to the Transferee by 2525 NATOMAS INVESTORS, a California limited partnership ("TRANSFEROR"), the undersigned hereby certifies the following on behalf of the Transferor:

     1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

     2.    The Transferor's U.S. employer identification is ________________;
and

     3.    The transferor's office address is _______________________________.

     The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     The Transferor understands that the Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

     The Transferor hereby agrees to indemnify, defend and hold the Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, rights, demands, damages, costs and expenses of every kind, nature or character whatsoever (including, without limitation, actual attorneys' fees and court costs) incurred by the Transferee as a result of: (i) the Transferor's failure to pay U.S. federal income tax which the Transferor is required to pay under applicable U.S. law; or (ii) any false or misleading statement contained herein.

     Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Dated: ________, 1997                 2525 NATOMAS INVESTORS, A
                                      CALIFORNIA LIMITED PARTNERSHIP

                                      BY:
                                         ---------------------------------------

                                      BY:
                                         ---------------------------------------

                                   EXHIBIT I

                             ASSIGNMENT OF LEASES
                             --------------------



RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:





                   SPACE ABOVE THIS LINE FOR RECORDER'S USE


              ASSIGNMENT OF RIGHTS, LEASES AND SECURITY DEPOSITS



     THIS ASSIGNMENT OF RIGHTS, LEASES AND SECURITY DEPOSITS is made as of ____________________, 1997 by _______________, a _________________ ("Assignor"),
in favor of __________________, a ________________________ ("Assignee"),
with reference to the following facts:

     A. Assignor is the owner of that certain land ("Land") located in the City of Sacramento, County of Sacramento, State of California more particularly described in Schedule 1 hereto, and all rights, privileges and easements appurtenant to the Land ("Appurtenances"), and all buildings and other improvements thereon ("Improvements"). The Land, the Appurtenances, and the Improvements are hereinafter referred to collectively as the "Real Property." The Real Property is being conveyed to Assignee pursuant to a Grant Deed of even date herewith, executed by Assignor in favor of Assignee which is being recorded concurrently herewith.

     B. Assignor, as owner of the Real Property, has an interest, as landlord, in the tenant leases of space in the Improvements ("Leases"), which are described in Schedule 2 hereto, and an interest in certain security deposits collected and held by Assignor to secure the performance of the duties and obligations of tenants under certain of the Leases ("Security Deposits").

     C. Assignor desires to assign, transfer and convey to Assignee all of Assignor's right, title and interest in and to the Leases and the Security Deposits.

     NOW, THEREFORE, Assignor agrees as follows:

     1. Assignor hereby assigns, transfers and conveys to Assignee, all of Assignor's right, title and interest in and to the Leases and the Security Deposits.

     2.    Assignor warrants and represents that:

     (a) Schedule 2 hereto is a list of all of the leases affecting the Real Property, other than subleases permitted by the respective leases; Assignor has not executed or otherwise entered into any other leases, tenancies, occupancy agreements or other agreements with respect to rights affecting possession of the Real Property or any portion thereof; and there are no such agreements executed or otherwise entered into by any third party, and

     (b) the Leases are in full force and effect and there is no default on the part of Assignor as landlord or on the part of any tenant, and there exists no condition that with the passage of time or the giving of notice or both would constitute such a default.

     (c)   Cross-Indemnity.
           ---------------

           (i) By Assignor. Assignor indemnifies and holds harmless Assignee
               -----------
from and against any and all loss, damage, liability, cost or expense, including, without limitation, court costs and reasonable attorneys' fees, arising out of, by reason of, or in connection with any action, suit, charge, complaint, proceeding, obligation, undertaking or other similar matter arising out of or in connection with any transaction, event, act or omission involving the Leases and Security Deposits which occurred, accrued and/or arose prior to the date hereof.

           (ii) By Assignee. Assignee indemnifies and holds harmless Assignor
                -----------
from and against any and all loss, damage, liability, cost or expense, including, without limitation, court costs and reasonable attorneys' fees, arising out of, by reason of, or in connection with any action, suit, charge, complaint, proceeding, obligation, undertaking or other similar matter arising out of or in connection with any transaction, event, undertaking, act or omission involving the Leases and Security Deposits which occurs, accrues and arises from and after the date hereof.

     3. The provisions of this Agreement of Rights, Leases and Security Deposits shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Rights, Leases and Security Deposits as of the date first set forth above.

ASSIGNEE:                                 ASSIGNOR:

BY:                                       BY:
-----------------------------------       --------------------------------------
ITS:                                      ITS:
-----------------------------------       --------------------------------------
DATE:                                     DATE:
-----------------------------------       --------------------------------------

                                   EXHIBIT J

                               NOTICES TO TENANT
                               -----------------




Premises:        ________________________________
Lease dated ________________ between ___________________, a
                             Landlord, and _____________, a
____________________________, Tenant

     This is to notify you that the undersigned has sold its fee interest in the __________ and in connection therewith has assigned its interest as landlord under your lease to ________________________, a ____________________, whose address is ______________________________.

     You are further notified that commencing ___________________________, 1997, all rental payments under your Lease shall be paid to _________________________, at the address specified in the first paragraph hereof, unless you are otherwise notified in writing by __________________________. You are further notified that all notices to the Landlord pursuant to your lease should hereafter be sent to ______________________ at the address specified in the first paragraph hereof unless you are otherwise notified in writing by _______________________________.



                                        Very truly yours,



CERTIFIED MAIL,
RETURN RECEIPT REQUESTED.

                                   EXHIBIT K

                                 WORKS OF ART
                                 ------------

To be delivered to Buyer and/or Seller within 5 business days of the Effective
  Date

                                   EXHIBIT L

               DESCRIPTION OF TERMS OF STATE OF CALIFORNIA LEASE
               -------------------------------------------------

To be delivered to Buyer and/or Seller within 5 business days of the Effective
  Date